Exhibit 10.1

Silicon Valley Bank

U.S. Small Business Administration

Paycheck Protection Program

Note

SBA Loan No.	**********
SBA Loan Name	Borrower Legal Name	Avinger, Inc.
DBA
Date	4/20/2020
Loan Amount	$ 2329900
Interest Rate	1.0% Per Annum
Borrower	Avinger, Inc.
Operating Company	Not applicable
Lender	Silicon Valley Bank

1.	PROMISE TO PAY.

In return for the Loan, Borrower promises to pay to the order of Lender the amount of $ 2329900                                      Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS.

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note. “Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“Paycheck Protection Program” means loan program created by Section 1102 of the CARES Act.

“Per Annum” means for a year deemed to be comprised of 360 days.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS: Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

A.	Conditions Precedent to Disbursement of Loan Proceeds.

Before the funding of the Loan, the following conditions must be satisfied:

1.	Lender has approved the request for the Loan.

2.	Lender has received approval from SBA to fund the Loan.

B.

No Payments During Deferral Period. There shall be no payments due by Borrower during the six- month period beginning on the date of this Note (the “Deferral Period”). However, during the Deferral Period interest will accrue at the Interest Rate on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days.

C.

Principal and Interest Payments. Commencing one month after the expiration of the Deferral Period, and continuing on the same day of each month thereafter until the Maturity Date, Borrower shall pay to Lender monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the Note on the last day of the Deferral Period by the Maturity Date.

D.

Maturity Date. On the date which is twenty-four (24) months from the date of this Note (the “Maturity Date”), Borrower shall pay to Lender any and all unpaid principal plus accrued and unpaid interest plus interest accrued during the Deferral Period. This Note will mature on the Maturity Date.

E.

Not a Business Day. If any payment is due on a date for which there is no numerical equivalent in a particular calendar month then it shall be due on the last day of such month. If any payment is due on a day that is a Saturday, Sunday or any other day on which California chartered banks are authorized to be closed, the payment will be made on the next business day.

F.

Payment Allocation. Payments shall be allocated among principal and interest at the discretion of Lender unless otherwise agreed or required by applicable law (including the CARES Act). Notwithstanding, in the event the Loan, or any portion thereof, is forgiven pursuant to the Paycheck Protection Program under the federal CARES Act, the amount so forgiven shall be applied to principal.

F.	Prepayments. Borrower may prepay this Note at any time without payment of any penalty or premium.

G.	Borrower Certifications.

Borrower certifies to Lender as follows:

1.	Current economic uncertainty makes this Loan necessary to support the ongoing operations of Borrower.

2.	Loan funds will be used by Borrower to retain its workers and maintain its payroll or make its mortgage payments, lease payments, and utility payments.

3.

For the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower did not receive, and agrees it will not apply for or receive, another loan under the Paycheck Protection Program.

4.	Borrower was in operation on February 15, 2020 and (i) had employees for whom it paid salaries and payroll taxes or (ii) paid independent contractors as reported on a 1099-Misc.

5.

Borrower has reviewed and understands Sections 1102 and 1106 of the CARES Act and the related guidelines and has completed the Application, including Borrower’s eligibility in conformity with those provisions.

6.	Borrower has taken its “affiliates” (as defined by the SBA) into account when determining the number of employees and the total amount of loans permitted under the Paycheck Protection Program.

7.	Borrower is a small business concern and is eligible to receive a covered loan.

8.	The person who has completed and signed the application, this Note and the Loan Documents has been validly authorized by Borrower to enter into borrowings on behalf of Borrower.

H.	Agreements.

Borrower understands and agrees, and waives and releases Lender, its affiliates and their respective directors, officers, agents and employees, as follows:

1.

The Loan will be made under the SBA’s Paycheck Protection Program. Accordingly, this Note and the other Loan Documents must be submitted to and approved by the SBA. There is limited funding available under the Paycheck Protection Program and accordingly, all applications submitted will not be approved by the SBA.

2.

Lender is participating in the Payroll Protection Program to help businesses impacted by the economic impact from COVID-19. However, Lender anticipates high volumes and there may be processing delays and system failures along with other issues that interfere with submission of Borrower’s application to SBA. Lender does not represent or guarantee that it will submit the application while SBA funding remains available under the Payroll Protection Program or at all. Borrower hereby agrees that Lender is not responsible or liable to Borrower or any of its affiliates (i) if the Lender does not submit Borrower’s application to the SBA until after the date that SBA stops approving applications under the Paycheck Protection Program, for any reason or (ii) if the application is not processed by Lender. Borrower forever releases and waives any claims against Lender, its affiliates and their respective directors, officers, agents and employees concerning failure to obtain the Loan. This release and waiver applies to, but is not limited to, any claims concerning Lender’s (i) pace, manner or systems for processing or prioritizing applications, or (ii) representations by Lender regarding the application process, the Paycheck Protection Program, or availability of funding. This agreement to release and waiver supersedes any prior communications, understandings, agreements or communications on the issues set forth herein.

3.

Forgiveness of the Loan is only available for principal that is used for the limited purposes that expressly qualify for forgiveness under SBA requirements, and that to obtain forgiveness, Borrower must request forgiveness from the Lender, provide documentation in accordance with the SBA requirements, and certify that the amounts Borrower is requesting to be forgiven qualify under those requirements. Borrower also understands that Borrower shall remain responsible under the Loan for any amounts not forgiven, and that interest payable under the Loan will not be forgiven, but that the SBA may pay the Loan interest on forgiven amounts.

4.

Forgiveness of the Loan is not automatic and Borrower must request forgiveness of the Loan from Lender. Borrower is not relying on Lender for its understanding of the requirements for forgiveness such as eligible expenditures, necessary records/documentation, or possible reductions due to changes in number of employees or compensation. Borrower agrees that will consult the SBA’s program materials and consult with its own counsel regarding the criteria forgiveness.

5.

The Loan Documents are subject to review, and Borrower may not receive the Loan. The Loan also remains subject to availability of funds under the SBA’s Payment Protection Program, and to the SBA issuing an SBA loan number.

6.

Borrower's liability under this Note will continue with respect to any amounts SBA may pay Bank based on an SBA guarantee of this Note. Any agreement with Bank under which SBA may guarantee this Note does not create any third party rights or benefits for Borrower and, if SBA pays Bank under such an agreement, SBA or Bank may then seek recovery from Borrower of amounts paid by SBA.

7.	Lender reserves the right to modify the Note Amount based on documentation received from Borrower.

8.	Borrower’s execution of this Note has been duly authorized by all necessary actions of its governing body. The person signing this Note is duly authorized to do so on behalf of Borrower.

9.

This Note shall not be governed by any existing or future credit agreement or loan agreement with Lender. The liabilities guaranteed pursuant to any existing or future guaranty in favor of Lender shall not include this Note. The liabilities secured by any existing or future security instrument in favor of Lender shall not include the Loan.

10.

The proceeds of the Loan will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule. Borrower understands that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower legally liable, such as for charges of fraud.

Electronic Execution of Loan Documents.

The words “execution,” “signed,” “signature” and words of like import in this Note and any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT.

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment.

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS.

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES; GOVERNING LAW; FORUM SELECTION.

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS.

Under this Note, Borrower and Operating Company includes its successors, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS.

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

E.	If any part of this Note is unenforceable, all other parts remain in effect.

F.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10.	STATE-SPECIFIC PROVISIONS:

If the SBA is not the holder, this Note shall be governed by and construed in accordance with the laws of the State of California where the main office of Lender is located. MATTERS REGARDING INTEREST TO BE CHARGED BY LENDER AND THE EXPORTATION OF INTEREST SHALL BE GOVERNED BY FEDERAL LAW (INCLUDING WITHOUT LIMITATION 12 U.S.C. SECTIONS 85 AND 1831(u) AND THE LAW OF THE STATE OF CALIFORNIA. Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Note may be brought by Lender in any state or federal court located in the State of California, as Lender in its sole discretion may elect. Borrower submits to and accepts in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Borrower waives any claim that the State of California is not a convenient forum or the proper venue for any such suit, action or proceeding. The extension of credit that is the subject of this Note is being made by Lender in California.

11.	BORROWER’S NAME(S) AND SIGNATURE(S).

BORROWER CERTIFIES THAT THE INFORMATION PROVIDED IN THIS APPLICATION AND THE INFORMATION PROVIDED IN ALL SUPPORTING DOCUMENTS AND FORMS IS TRUE AND ACCURATE IN ALL MATERIAL RESPECTS. BORROWER UNDERSTANDS THAT KNOWINGLY MAKING A FALSE STATEMENT TO OBTAIN A GUARANTEED LOAN FROM SBA IS PUNISHABLE UNDER THE LAW, INCLUDING UNDER 18 USC 1001 AND 3571 BY IMPRISONMENT OF NOT MORE THAN FIVE YEARS AND/OR A FINE OF UP TO $250,000; UNDER 15 USC 645 BY IMPRISONMENT OF NOT MORE THAN TWO YEARS AND/OR A FINE OF NOT MORE THAN $5,000; AND, IF SUBMITTED TO A FEDERALLY INSURED INSTITUTION, UNDER 18 USC 1014 BY IMPRISONMENT OF NOT MORE THAN THIRTY YEARS AND/OR A FINE OF NOT MORE THAN $1,000,000.

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

By:	/s/ Mark Weinswig

Name:	Mark Weinswig

Title:	Authorized Signer

Date:	4/20/2020